Registration No. 333-79561
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                -----------------
                      POST-EFFECTIVE AMENDMENT TO FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                                -----------------
                          NU HORIZONS ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)

        Delaware                                        11-2621097
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     70 Maxess Road, Melville, New York                   11747
  (Address of principal executive offices)              (Zip Code)

        NU HORIZONS ELECTRONICS CORP. 1998 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                            Arthur Nadata, President
                          Nu Horizons Electronics Corp.
                                 70 Maxess Road
                            Melville, New York 11747
                     (Name and address of agent for service)

                                 (516) 396-5000
          (Telephone number, including area code, of agent for service)
                                -----------------
                                    copy to:
                            Nancy D. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                                -----------------
                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                           Proposed Minimum       Proposed Maximum
 Class of Securities      Amount to be     Offering Price Per    Aggregate Offering        Amount of
  To be Registered         Registered         Security (1)            Price (1)         Registration Fee
--------------------------------------------------------------------------------------------------------
 Common Stock,
  par value $.0066       300,000 shs.(2)          $7.16             $2,148,000              $597.15
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of high and low prices of the Company's Common Stock on the Nasdaq National Market System on July 8, 1999.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-79561 on Form S-8 is being filed to register an additional 300,000 shares of Common Stock available for issuance under the Registrant's 1998 Stock Option Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-79561) was previously filed with respect to that plan. The contents of such earlier Registration Statement No. 333-79561 are hereby incorporated by reference.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, (516) 396-5000.


Item 8.  Exhibits.
         --------

     4.1  1998 Stock Option Plan, as amended.

     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.

     23.2 Consent of Lazar, Levine & Felix LLP. 24 Powers of Attorney - included in signature page hereof.

---------------------------

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York on the 12 th day of July, 1999.

                               NU HORIZONS ELECTRONICS CORP.

                               By:  /s/ Arthur Nadata
                                    -------------------------------
                                    Arthur Nadata
                                    President

                        POWER OF ATTORNEY

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 12, 1999 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Arthur Nadata and Paul Durando, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Nu Horizons Electronics Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Signature                                Title

         /s/ Irving Lubman                    Chairman of the Board and
             Irving Lubman                    Chief Executive Officer

         /s/ Arthur Nadata                    President, Treasurer and Director
             Arthur Nadata                    (Principal Executive Officer)

         /s/ Richard Schuster                 Vice President, Secretary and
             Richard Schuster                 Director

         /s/ Paul Durando                     Vice President - Finance, Chief
             Paul Durando                     Financial Officer and Director
                                              (Principal Financial and
                                              Accounting Officer)

         /s/ Herbert M. Gardner               Director
             Herbert M. Gardner

         /s/ Harvey R. Blau                   Director
             Harvey R. Blau

         /s/ Dominic Polimeni                 Director
             Dominic Polimeni

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


================================================================================

                          NU HORIZONS ELECTRONICS CORP.

================================================================================



                         Form S-8 Registration Statement


--------------------------------------------------------------------------------

                           E X H I B I T    I N D E X

--------------------------------------------------------------------------------

                                                         Page No. in Sequential
Exhibit                                                  Numbering of all Pages,
Number           Exhibit Description                     including Exhibit Pages
-------          -------------------                     -----------------------

4       1998 Stock Option Plan, as amended . . . . . . .

5       Opinion and Consent of Counsel . . . . . . . . .

23.1    Consent of Counsel             . . . . . . . . .     See Exhibit 5

23.2    Consent of Lazar, Levine & Felix LLP.. . . . . .

24      Powers of Attorney             . . . . . . . . .     See signature page